                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
               THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission only (as permitted by Rule
         14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        GENZYME TRANSGENICS CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
   (5) Total fee paid:

       ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------
    (3) Filing Party:

        -----------------------------------------------------------------------
    (4) Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]

                      175 CROSSING BOULEVARD
        FRAMINGHAM, MASSACHUSETTS 01701-9322
                              (508) 620-9700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 2000

    The annual meeting of the stockholders of Genzyme Transgenics Corporation ("GTC"), will be held at State Street Bank Building, Captain's Room, 225 Franklin Street, 33(rd) Floor, Boston, Massachusetts, at 12:00 p.m. on Wednesday, May 24, 2000 for the following purposes:

    1. To elect one director to serve until the 2003 Annual Meeting of Stockholders.

    2. To approve an amendment to GTC's Restated Articles of Organization to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 shares.

    3. To approve an amendment to GTC's 1993 Equity Incentive Plan to increase the number of shares of common stock covered by the plan by 750,000 shares.

    4. To approve an amendment to GTC's 1993 Employee Stock Purchase Plan to increase the number of shares of common stock covered by the plan by 400,000 shares.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the annual meeting or at any adjournment.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,

                                          Lynnette C. Fallon
                                          CLERK

Dated: April 21, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
General Information About Voting............................      1
SHARE OWNERSHIP.............................................      3
PROPOSAL 1: Election of Directors...........................      5
Board of Directors and Committee Meetings...................      7
Director Compensation.......................................      8
EXECUTIVE COMPENSATION......................................      9
Compensation Committee Report on Executive Compensation.....      9
SUMMARY COMPENSATION TABLES.................................     12
Summary Compensation Table..................................     12
Option Grant Table..........................................     13
Fiscal Year-End Option Table................................     14
Executive Employment Agreements.............................     14
Compensation Committee Interlocks And Insider
  Participation.............................................     15
STOCK PERFORMANCE GRAPH.....................................     17
PROPOSAL 2: AMENDMENT TO OUR RESTATED ARTICLES OF
  ORGANIZATION..............................................     19
PROPOSAL 3: AMENDMENT TO OUR 1993 EQUITY INCENTIVE PLAN.....     20
General.....................................................     20
Proposed Amendment to the Equity Plan.......................     20
Principal Terms of the Equity Plan..........................     20
Federal Income Tax Consequences Relating to Stock Options...     21
Vote Required...............................................     22
PROPOSAL 4: AMENDMENT TO OUR 1993 EMPLOYEE STOCK PURCHASE
  PLAN......................................................     23
General.....................................................     23
Proposed Amendment to the Purchase Plan.....................     23
Principal Terms of the Purchase Plan........................     23
Federal Income Tax Consequences Relating to the Purchase
  Plan......................................................     24
Vote Required...............................................     25
CERTAIN TRANSACTIONS........................................     25
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     25
INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS..............     25
DEADLINE FOR STOCKHOLDER PROPOSALS..........................     26

--------------------------------------------------------------------------------
                                PROXY STATEMENT
     ----------------------------------------------------------------------

    Our board of directors is soliciting the enclosed proxy card for use at the 2000 annual meeting of stockholders to be held on Wednesday, May 24, 2000 and at any adjournments of the meeting. This proxy statement and the accompanying proxy card are first being sent or given to stockholders of GTC on or about April 21, 2000.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You may vote your shares of GTC common stock at the annual meeting if you were a stockholder of record at the close of business on April 3, 2000. On that date, there were 28,359,719 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

    HOW TO VOTE YOUR SHARES. You may vote your shares either by proxy or by attending the meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage prepaid envelope. The proxies named in the proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how your votes should be cast, the proxies will vote your shares in favor of each of the proposals contained in this proxy statement, as recommended by our board of directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

    PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING. The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director, a vote to amend our Restated Articles of Organization to increase the number of shares of common stock we are authorized to issue, and a vote to amend both our 1993 Equity Incentive Plan and 1993 Employee Stock Purchase Plan to increase the number of shares of common stock we may issue under both plans.

    QUORUM. A quorum of stockholders is required to transact business at the meeting. A majority in interest of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

    NUMBER OF VOTES REQUIRED. The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

                  PROPOSAL                                     REQUIRED VOTE
                  --------                     ---------------------------------------------
    - Election of a nominee as director.       The nominee must receive affirmative vote
                                               representing a plurality of the votes cast
                                               for or against the nominee.

    - Amendment to our charter to increase     The proposal must receive the affirmative
      the authorized numb of shares of common  votes representing a majority of the
      stock.                                   outstanding shares of our common stock.

    - Amendment to our Equity Incentive Plan   The proposal must receive the affirmative
      and Employee Stoc Purchase Plan to       votes representing a majority of the shares
      increase the number of shares covered    of common stock present or represented at the
      by the plans.                            meeting.

    ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be counted for determining a quorum. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or Nasdaq regulations from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." In voting on the proposal to amend our charter, abstentions and broker non-votes will count as votes against the proposal. In voting on the proposals to amend the Equity Incentive Plan and Employee Stock Purchase Plan, abstentions will count as votes against the amendments and broker non-votes will not be counted as votes against or as shares present or represented at the meeting.

    DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. Aside from the election of directors and the proposed amendments to our charter, Equity Incentive Plan, and Employee Stock Purchase Plan, we do not know of any other proposal that may be presented at the 2000 annual meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy card at any time before we exercise it by filing with our corporate clerk, Lynnette C. Fallon, a written revocation or a duly executed proxy card bearing a later date, or voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

    EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will upon request reimburse brokers, custodians, and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

                                SHARE OWNERSHIP

    The following table shows the amount of our common stock beneficially owned as of April 3, 2000 by (i) persons known by us to own more than 5% of our common stock, (ii) the executive officers named in the Summary Compensation Table on page 12, (iii) our directors, and (iv) all of our current executive officers and directors as a group.

    The number of shares beneficially owned by each person listed below includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire by or before June 3, 2000 by exercising a stock option or other right. Unless otherwise noted, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. The percentage ownership of each person listed in the table was calculated using the total number of shares outstanding on April 3, 2000, plus any shares the person could acquire upon the exercise of any options by or before June 3, 2000.

    The footnotes to the table include information about persons who also own common stock of Genzyme Corporation, of which we are a less-than-majority owned subsidiary. Genzyme has four series of common stock: General Division common stock ("GENZ Stock"), Tissue Repair Division common stock ("GZTR Stock"), Molecular Oncology Division common stock ("GZMO Stock") and Genzyme Surgical Products Division common stock ("GZSP Stock").

                                                                OPTIONS OR
                                                                 WARRANTS
                                                                EXERCISABLE
                                                                   AS OF      TOTAL SHARES
                                                     SHARES      APRIL 3,     BENEFICIALLY       PERCENT
BENEFICIAL OWNER                                    OWNED(1)       2000          OWNED           OF CLASS
----------------                                    ---------   -----------   ------------       --------
Henri A. Termeer (1)..............................  8,485,886      354,324     8,840,210          32.7%
  c/o Genzyme Corporation
  One Kendall Square, Cambridge, MA 02139
Genzyme Corporation (2)...........................  8,476,386      326,324     8,802,710          32.6%
  One Kendall Square, Cambridge, MA 02139
James A. Geraghty.................................     23,214      211,103       234,317           *
Peter H. Glick....................................     10,060      107,720       117,780           *
John B. Green.....................................        550      107,620       108,170           *
Harry M. Meade....................................      5,644       99,620       105,264           *
Sandra Nusinoff Lehrman...........................      6,802       94,000       100,802           *
Robert W. Baldridge...............................      3,075       90,000        93,075           *
Michael W. Young..................................         --       57,220        57,220           *
Francis J. Bullock................................         --       28,000        28,000           *
Henry E. Blair....................................      1,000       25,000        26,000           *
Alan W. Tuck......................................      1,000       25,000        26,000           *
Alan E. Smith.....................................         --       20,000        20,000           *
All current executive officers and directors as a
  group (12 persons)..............................  8,863,555      893,283     9,756,838(3)       35.0%

------------------------

*   Indicates less than 1%.

(1) Also includes 8,802,710 shares beneficially owned by Genzyme, including 326,324 shares issuable under common stock purchase warrants that are exercisable by or before June 3, 2000, of which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is President, CEO and Chairman of the Board of Genzyme.

(2) Includes 326,324 shares issuable under common stock purchase warrants that are exercisable by or before June 3, 2000.

(3) Includes 893,283 shares issuable under stock options exercisable by or before June 3, 2000 and 8,802,710 shares owned by Genzyme, a corporation of which Mr. Termeer and Mr. Blair are directors and of which Mr. Termeer and Dr. Smith are officers.

    The persons named below also own the following shares of GENZ Stock, GZTR Stock, GZMO Stock or GZSP Stock, as well as stock options exercisable by or before June 3, 2000 for one or more series of Genzyme common stock. Except for Mr. Termeer, every person who owns GENZ Stock, GZTR Stock, GZMO Stock or GZSP Stock, as shown below, owns less than one percent of the outstanding shares of that series of Genzyme common stock.

                                                    TOTAL
                       TOTAL SHARES                 SHARES                 TOTAL SHARES              TOTAL SHARES
                       BENEFICIALLY              BENEFICIALLY              BENEFICIALLY              BENEFICIALLY
                         OWNED OF     PERCENT      OWNED OF     PERCENT      OWNED OF     PERCENT    OWNED OF GZSP   PERCENT
STOCKHOLDER             GENZ STOCK    OF CLASS    GZTR STOCK    OF CLASS    GZMO STOCK    OF CLASS       STOCK       OF CLASS
-----------            ------------   --------   ------------   --------   ------------   --------   -------------   --------
Henri A. Termeer.....    738,645(1)     *           973,319(1)    3.4          90,909(1)    *           261,059(1)     1.8
Alan E. Smith........    160,522(2)     *            40,974(2)    *            23,954(2)    *             7,836(2)     *
Henry E. Blair.......     54,600(3)     *            25,341(3)    *            23,276(3)    *             8,475        *
James A. Geraghty....     15,458(4)     *            10,000(4)    *             1,439(4)    *               560        *
Harry M. Meade.......         --         --           1,126(5)    *               100       *                --         --
      Totals.........    969,225        1.1%      1,050,760       3.7%        139,678       1.0%        277,930        1.9%

------------------------

*   Indicates less than 1%.

(1) Includes 557,400 shares of GENZ Stock, 171,320 shares of GZTR Stock, 71,520 shares of GZMO Stock and 63,000 shares of GZSP Stock issuable under stock options exercisable by or before June 3, 2000. The GENZ Stock, GZTR Stock and GZMO Stock beneficially owned by Mr. Termeer also includes 1,123 shares, 6,900 shares and 120 shares, respectively, held by Mr. Termeer's wife, and 500 shares of GENZ Stock and 8,648 shares of GZTR Stock held in trust for the benefit of Mr. Termeer's son. Mr. Termeer disclaims beneficial ownership of the shares held by his wife and the trust, of which the total number of shares of each series represents less than one percent of the outstanding shares of that series.

(2) Includes 137,226 shares of GENZ Stock, 34,395 shares of GZTR Stock, 23,927 shares of GZMO Stock and 7,800 shares of GZSP Stock issuable under stock options exercisable by or before June 3, 2000.

(3) Includes 29,600 shares of GENZ Stock, 21,257 shares of GZTR Stock,
    10,575 shares of GZMO Stock and 4,000 Shares of GZSP Stock issuable under stock options exercisable by or before June 3, 2000.

(4) Includes 9,522 shares of GENZ Stock, 9,569 shares of GZTR Stock, and 1,407 shares of GZMO Stock issuable under stock options exercisable by or before June 3, 2000.

(5) Consists of 1,126 shares of GZTR Stock issuable under stock options exercisable by or before June 3, 2000.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our board of directors has fixed the number of directors at seven for the coming year. Under our charter, our board is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual stockholders meeting. At the upcoming annual meeting, one director will be elected to hold office for a term of three years and until her successor is elected and qualified. The board's nominee, Sandra Nusinoff Lehrman, has consented to serve if elected. However, if the nominee is unable to serve, proxies will be voted for any other candidate nominated by the board.

    Under our by-laws, directors must be elected by a plurality of votes cast. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and, thus, will not affect the outcome of the election.

    The following table contains biographical information about the nominees for director and current directors whose term of office will continue after the meeting.

                                                                                                 PRESENT
                                                                                      DIRECTOR     TERM
NAME AND AGE                            BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS    SINCE     EXPIRES
------------                           ---------------------------------------------  --------   --------
*Sandra Nusinoff Lehrman.............  Dr. Lehrman has been the President, Chief        1998       2000
Age: 52                                Executive Officer and a director of GTC since
                                       July 1998. Before joining GTC, Dr. Lehrman
                                       was President and Chief Executive Officer of
                                       CytoTherapeutics, Inc., a biotechnology
                                       company focused on the development of cell
                                       therapy systems, and Vice President, Drug
                                       Development of Triangle Pharmaceuticals,
                                       Inc., an antiviral drug development company
                                       from July 1995 to July 1996. She also held
                                       several positions from 1983 to 1994 at
                                       Wellcome PLC, the last being International
                                       Director, Biotechnology and Vice President,
                                       General Manager of Burroughs Wellcome Mfg.,
                                       Inc., a biopharmaceutical production
                                       subsidiary.
Robert W. Baldridge..................  Mr. Baldridge is Vice Chairman of the board      1994       2001
Age: 65                                of directors of GTC. Mr. Baldridge has
                                       provided consulting services to the Company
                                       since October 1994 and has served as an
                                       independent financial and management
                                       consultant since June 1988.
James A. Geraghty....................  Mr. Geraghty has been Chairman of the board      1993       2001
Age: 45                                of directors of GTC since January 1998 and
                                       has been a director since February 1993. Mr.
                                       Geraghty was the President and Chief
                                       Executive Officer of GTC from its
                                       incorporation in February 1993 until July
                                       1998. Since that time, Mr. Geraghty has
                                       served as President of Genzyme Europe.
Henri A. Termeer.....................  Mr. Termeer has served as President of           1993       2001
Age: 54                                Genzyme since October 1983, its Chief
                                       Executive Officer since December 1985 and its
                                       Chairman of the Board since May 1988. Mr.
                                       Termeer is a director of Abiomed, Inc.,
                                       AutoImmune, Inc., Geltex Pharmaceuticals,
                                       Inc., and Diacrin, Inc., as well as a trustee
                                       of Hambrecht & Quist Healthcare Investors and
                                       Hambrecht & Quist Healthcare Life Sciences
                                       Investors.

                                                                                                 PRESENT
                                                                                      DIRECTOR     TERM
NAME AND AGE                            BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS    SINCE     EXPIRES
------------                           ---------------------------------------------  --------   --------
Henry E. Blair.......................  Mr. Blair is President, Chief Executive          1993       2002
Age: 56                                Officer and Chairman of the Board of Dyax
                                       Corp., a privately-held bioseparation,
                                       pharmaceutical discovery and development
                                       company, and a consultant to several
                                       companies, including Genzyme. Mr. Blair is
                                       also a director of Genzyme and Celtrix
                                       Pharmaceuticals, Inc.
Francis J. Bullock...................  Dr. Bullock has been a senior consultant with    1994       2002
Age: 63                                Arthur D. Little, Inc. since September 1993.
Alan W. Tuck.........................  Mr. Tuck is Chief Strategic Officer of           1993       2002
Age: 51                                Organogenesis Inc., a tissue engineering
                                       firm. From September 1996 until July 1997,
                                       Mr. Tuck was Executive Vice President and
                                       Chief Strategic Officer of Biocode Inc., a
                                       privately-held biotechnology company focused
                                       on covert product marking and, from September
                                       1996 until March 1997, was Chief Strategic
                                       Officer of Immulogic Pharmaceutical
                                       Corporation, a biotechnology company focused
                                       on diseases of the immune system. From
                                       February 1992 through May 1996, Mr. Tuck was
                                       President and Chief Executive Officer of T
                                       Cell Sciences, Inc. Mr. Tuck is also a
                                       director of Apogee Technology, Inc., a high
                                       technology audiocompany.

------------------------

*   Indicates a nominee for election as director.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    Our board of directors held eight meetings during 1999. Our board has standing Audit and Compensation Committees but does not have a Nominating Committee.

    AUDIT COMMITTEE. The primary function of the Audit Committee is to assist the board in the discharge of its duties and responsibilities by providing the board with an independent review of our financial health and of the reliability of our financial controls and financial reporting systems. The committee reviews the general scope of our annual audit, the fee charged by our independent accountants and other matters relating to internal control systems. The Audit Committee, consisting of Messrs. Baldridge, Blair and Tuck, held three meetings in 1999.

    COMPENSATION COMMITTEE. The Compensation Committee determines the compensation to be paid to our executive officers and also administers our Equity Incentive Plan. The members of the Compensation Committee are
Messrs. Blair, Bullock and Tuck. The Committee held five meetings in 1999. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

DIRECTOR COMPENSATION

    DIRECTOR FEES. All directors, other than the Chairman of the Board, who are not employees of GTC or Genzyme receive $1,000 for each board meeting they attend in person, $400 for each board meeting they attend by telephone conference call and $400 for each committee meeting they attend in person. Mr. Geraghty, the Chairman of the Board, receives $2,000 for each board meeting that he attends in person, and $800 for each board meeting he attends by telephone conference call.

    1993 DIRECTOR STOCK OPTION PLAN. All directors who are not employees of GTC are currently eligible to participate in the our 1993 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, options are automatically granted once a year, at the annual meeting of stockholders, to eligible directors elected or reelected at the meeting. Each eligible director receives an option to purchase 5,000 shares of common stock for each year of the term of office to which the director is elected (normally 15,000 shares for election to a three-year term of office). Upon an eligible director's election other than at an annual meeting, the director is automatically granted an option to purchase 5,000 shares of common stock for each year or portion of a year of the term of office to which he or she is elected. Options vest as to 5,000 shares on the date the option is granted and on the date of each subsequent annual meeting of stockholders, so long as the optionee is still a director. The options have a term of ten years and an exercise price, payable in cash or common stock, equal to the last sale price of our common stock on the business day immediately preceding the grant date, as reported on the Nasdaq National Market System. The directors who are currently eligible to participate in the Director Plan are Messrs. Baldridge, Blair, Bullock, Geraghty, Smith, Termeer and Tuck.

    GERAGHTY CONSULTING AGREEMENT. Under a consulting agreement, Mr. Geraghty, our former CEO, provides part-time consulting services to GTC. The term of the consulting agreement ends on June 30, 2000 unless earlier terminated by us for cause. Thereafter, the term may be extended on a year-to-year basis by mutual agreement of the parties. Under the current arrangement, Mr. Geraghty receives a consulting fee at a daily rate of $1,200 for three days per month, or $43,200 annually. In 1999, Mr. Geraghty received $43,200 in consulting fees.

    BALDRIDGE CONSULTING AGREEMENT. Under an employment and consulting agreement among Mr. Baldridge, GTC and TSI Corporation, Mr. Baldridge provides GTC and Genzyme with part-time consulting services until October 1, 2000.
Mr. Baldridge receives a consulting fee equal to $132,000 per year. Under the agreement, Mr. Baldridge was granted an option in October 1994 to purchase 35,000 shares of common stock. The option became fully exercisable ending in October 1998, has a term of ten years and an exercise price of $2.75.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the board of directors determines the compensation to be paid to the Company's executive officers, including the Chief Executive Officer. The Committee also administers GTC's 1993 Equity Incentive Plan, including the grant of stock options and other awards under the Equity Plan. The Committee is currently composed of Messrs. Bullock (Chairman), Blair and Tuck. This report is submitted by the Committee and addresses the compensation policies for fiscal year 1999 as they affected Dr. Lehrman, as President and Chief Executive Officer during part of 1999, and each of the top four executive officers other than Dr. Lehrman whose combined salary and bonus for fiscal year 1999 exceeded $100,000, and who are named in the Summary Compensation Table.

    COMPENSATION PHILOSOPHY

    The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the Company's long-term success by maintaining a competitive salary structure as compared with other biotechnology and contract research companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to the Company's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the executive's compensation with the performance of the Company's common stock.

    In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives as well as to reward each executive's achievement of designated targets relating to the Company's annual and long term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

    EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation package for the CEO and the other executive officers (such non-CEO officers are referred to as "Senior Officers") is composed of three elements:

    - base salary,

    - annual incentive bonuses based on corporate and individual performance, and

    - initial, annual and other periodic grants of stock options under the Equity Plan.

    BASE SALARY. Each of the four most highly paid Senior Officers other than Mr. Young, has entered into an employment agreement with the Company. The minimum annual base salary provided for in each agreement was fixed based upon the executive's salary history and internal and external equity considerations. At the beginning of each fiscal year, the Compensation Committee reviews the base salaries paid to the Senior Officers, including Mr. Young. In 1999, the annual base salary for each Senior Officer was adjusted in light of the executive's prior performance, tenure and responsibility, as well as independent compensation data.

    BONUS COMPENSATION. In fiscal 1999, the Committee established a target bonus opportunity for Mr. Glick equal to 30% of his base salary and for Messrs. Green and Young and Dr. Meade equal to 25% of each officer's base salary. Bonuses are tied directly to the Company's financial performance, and the contribution of the executive to that performance. Under the Company's 1999 Executive Bonus Program adopted by the Committee, 75% of Mr. Glick's 1999 bonus was based on the quantitative performance of Primedica Corporation, specifically Primedica's 1999 revenues, profits and cash flow in comparison to budget. The remaining 25% of his bonus opportunity was based on qualitative criteria, as evaluated by the CEO. With respect to the 1999 bonus opportunities for Dr. Meade and Messrs. Green and Young, one-third was based on 1999 Company-wide quantitative performance, specifically revenues and profits in comparison to budget. The remaining two-thirds was determined 50% on the basis of qualitative criteria, as evaluated by the CEO, and 50% on goals criteria that had been previously agreed to by the executive and the CEO. In addition to bonuses paid under this program, additional bonus payments were made to Mr. Green, Dr. Meade, and Mr. Young to reflect the Company's achievement of financing goals and operating performance in late 1999 and early 2000.

    STOCK OPTIONS. Executive officer compensation also includes long-term incentives afforded by options to purchase common stock. The purposes of the stock option grant program are to:

    - highlight and reinforce the mutuality of long-term interests between employees and the stockholders, and

    - to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to the Company's growth and development.

In May 1999, the Committee approved annual option grants of 33,000 shares each to Dr. Meade and Messrs. Green, Glick, and. Young, as shown in the Summary Compensation Table.

    CHIEF EXECUTIVE OFFICER. The Compensation Committee established a compensation package for Dr. Lehrman based on an analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants.

    Dr. Lehrman has an employment agreement with the Company which sets her minimum annual base salary at $260,000. The Committee established a 1999 base salary of $280,000 for Dr. Lehrman and a target bonus opportunity of 40% of her base salary. The increase in Dr. Lehrman's 1999 base salary from her 1998 base compensation resulted from the Committee's determination that Dr. Lehrman's salary should be at the mid point of a range of chief executive officer salaries in comparable companies reviewed by the Committee. In addition, the Committee determined that the 8% increase in Dr. Lehrman's 1999 base salary over her 1998 base salary was merited based in part on Dr. Lehrman's 1998 performance.

    Dr. Lehrman's bonus percentage was fixed at 40% of her base salary based on the terms of her employment agreement with the Company. Pursuant to the Company's 1999 Executive Bonus Program adopted by the Committee, one-third of Dr. Lehrman's target bonus opportunity was based on Company-wide revenue and profit before tax, one-third on the Committee's qualitative evaluation of Dr. Lehrman's performance, and one-third on certain goals criteria as previously agreed to between Dr. Lehrman and the Company. In March 2000, the Committee awarded Dr. Lehrman a bonus of $84,848. The Compensation Committee also approved a supplement bonus of $27,462 based on the Company's achievement of its financing objectives in late 1999 and early 2000.

    COMPENSATION DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its CEO and its four other highest compensated officers. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of that limit. Although the Company currently does not expect to have compensation exceeding this one million dollar limit, the Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that the awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          By the Compensation Committee,

                                          Henry E. Blair
                                          Francis J. Bullock
                                          Alan W. Tuck

                          SUMMARY COMPENSATION TABLES

    The following tables contain compensation information for our CEO and our four other most highly paid executive officers during the fiscal year ended January 2, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                     ANNUAL COMPENSATION         SECURITIES     ALL OTHER
                                                    ----------------------       UNDERLYING    COMPENSATION
NAME AND POSITION                          YEAR      SALARY        BONUS          OPTIONS          (3)
-----------------                        --------   --------      --------      ------------   ------------
Sandra Nusinoff Lehrman................    1999     $275,400      $112,310          85,000        $31,367(4)
  President and Chief                      1998      130,000(1)     52,000(2)      150,000          4,470
  Executive Officer

Peter H. Glick.........................    1999      199,134        27,351          33,000          4,800
  President, Primedica                     1998      190,000        21,874          30,000          5,395
  Corporation                              1997      154,000        27,762          25,000          4,658

Harry M. Meade.........................    1999      180,959        40,747          33,000          3,000
  Vice President, Transgenics Research     1998      172,500        25,875          25,000          2,959
                                           1997      156,000        39,500          25,000          2,768

John B. Green..........................    1999      184,169        45,249          33,000          4,286
  Vice President, Chief Financial          1998      172,400        30,502          25,000          4,728
  Officer, and Treasurer                   1997      150,000        35,808          25,000          3,993

Michael W. Young.......................    1999      172,760        40,207          33,000          3,631
  Vice President, Commercial
  Development

------------------------

(1) Reflects bonuses earned in 1999, but which will be paid in 2000.

(2) Dr. Lehrman's annual salary of $260,000 for 1998 was prorated for the portion of the year beginning July 1, 1998, the official date her employment with GTC commenced. One half of her bonus of $52,000 was paid in December 1998, and the other half was paid in January 1999.

(3) The amounts in this column represent our contributions on behalf of the employee under the Genzyme Transgenics Corporation 401(k) Plan.

(4) Includes reimbursement of $27,293 for relocation expenses.

OPTION GRANT TABLE

    The following table provides information on stock options granted during fiscal year 1999 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                    ---------------------------------------------------
                                                 PERCENTAGE OF                              POTENTIAL REALIZABLE VALUE
                                      NUMBER         TOTAL                                   AT ASSUMED ANNUAL RATES
                                    SECURITIES      OPTIONS                                OF STOCK PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO     EXERCISE                      FOR OPTION TERM (2)
                                     OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------------
NAME                                GRANTED(1)    FISCAL YEAR      SHARE        DATE         0%         5%        10%
----                                ----------   -------------   ---------   ----------   --------   --------   --------
Sandra Nusinoff Lehrman...........    85,000        15.61%        $4.5625     05/25/09       $0      $243,893   $618,073
Peter H. Glick....................    33,000         6.06%         4.5625     05/25/09        0        94,688    239,958
Harry M. Meade....................    33,000         6.06%         4.5625     05/25/09        0        94,688    239,958
John B. Green.....................    33,000         6.06%         4.5625     05/25/09        0        94,688    239,958
Michael W. Young..................    33,000         6.06%         4.5625     05/25/09        0        94,688    239,958

------------------------

(1) The options listed in this column were granted on May 25, 1999 under our Equity Plan and became exercisable with respect to 20% of the shares on the grant date. The remaining 80% of the underlying shares of each option will vest in four equal installments of the next four anniversaries of the grant date.

(2) The values in this column are given for illustrative purposes, and do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will benefit all stockholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of our common stock would have to be approximately 63% and 159% above the total weighted average exercise price of all options described above ($4.5625). The potential value to all our stockholders if our price appreciates at rates of 5% and 10% over the term of the options listed above would be $81,373,442 and $206,216,278, respectively, assuming a purchase of common stock in 1999 at $4.5625 per share.

FISCAL YEAR-END OPTION TABLE

    The following table provides information on the total number of exercisable and unexercisable stock options held at fiscal year end by the executive officers named in the Summary Compensation Table.

                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             SHARES                 UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                          ACQUIRED ON     VALUE     AT FISCAL YEAR-END EXERCISABLE/        AT FISCAL YEAR-END
NAME                      EXERCISE (#)   REALIZED            UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE (1)
----                      ------------   --------   -------------------------------   -----------------------------
Sandra Nusinoff
  Lehrman...............       0            $0              77,000/158,000                  $419,938/$967,250
Harry M. Meade..........       0             0               81,776/59,144                    426,851/357,665
Peter H. Glick..........       0             0               88,876/62,144                    646,408/367,790
John B. Green...........       0             0               89,776/59,144                    652,009/357,665
Michael W. Young........       0             0               41,176/55,544                    234,626/339,345

------------------------

(1) Based on the difference between the option's exercise price and the closing price of $12.50 of the underlying common stock on January 3, 2000 as reported by the Nasdaq.

EXECUTIVE EMPLOYMENT AGREEMENTS

    SANDRA NUSINOFF LEHRMAN. Under the terms of Dr. Lehrman's employment agreement dated July 1, 1998, as amended on September 21, 1998, Dr. Lehrman is entitled to a minimum base salary of $260,000 per year, and is eligible to receive performance and incentive bonuses of not less than 40% of her base salary. Dr. Lehrman's annual base salary has been set at $303,264 for the 2000 calendar year. She is also entitled to a bonus opportunity of 40% of her base salary for 2000.

    PETER H. GLICK. Under the terms of Mr. Glick's employment agreement entered into in September 1997, Mr. Glick's is entitled to a base salary of not less than $154,000 per year, plus performance and incentive bonuses as determined by the Compensation Committee. Mr. Glick's annual base salary has been set at $207,480 for the 2000 calendar year, and his maximum cash bonus for 2000 at 30% of his base salary.

    JOHN B. GREEN. Under the terms of Mr. Green's employment agreement entered into in August 1997, Mr. Green is entitled to a base salary of not less than $150,000 per year, plus performance and incentive bonuses as determined by the Compensation Committee. Mr. Green's annual base salary has been set at $192,786 for the 2000 calendar year, and his maximum cash bonus for 2000 at 25% of his base salary.

    HARRY M. MEADE. Under the terms of Dr. Meade's employment agreement, he is entitled to a base salary of not less than $126,000 per year, plus performance and incentive bonuses as determined by the Compensation Committee. Dr. Meade's annual base salary has been set at $189,276 for the 2000 calendar year, and his maximum cash bonus for 2000 at 25% of his base salary.

    Each of these agreements will remain in effect until terminated according to their terms. In the event that we terminate any of these executives without cause or if any of them terminates his or her agreement upon a "change of control" of the company, as that term is defined in the employment agreement, the executive will immediately be paid the maximum annual bonus for the year he or she is terminated in one lump sum, prorated for the portion of the year completed, and will continue to receive his or her then current base salary for a severance period. In the case of Dr. Lehrman, the severance period is two years. In the case of Mr. Green, the severance period in the event of a "change of control" is two years and otherwise is one year. In the case of Mr. Glick, the severance period in the event of a disposition by the company of all or substantially all of its contract research organization businesses is two years and otherwise is one year. In the case of Dr. Meade, the severance period is one year. If Dr. Meade terminates his agreement upon a change of control, his severance payments will be reduced by income which he derives during the severance period from a subsequent employer.

    In addition, any unvested stock options held by these executive officers, would become immediately exercisable in full upon a change of control of GTC and, in the case of Mr. Glick, a disposition of our contract research organization businesses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended January 2, 2000, the Compensation Committee of the board of directors consisted of Dr. Bullock and Messrs. Blair and Tuck.
Mr. Blair is President, CEO and Chairman of the Board of Dyax and Mr. Tuck is a strategic advisor to Dyax. We have an agreement with Dyax under which it is developing a purification media for some of our products.

    RELATIONSHIP WITH GENZYME

    Four members of our current board serve as directors and/or officers of Genzyme; Mr. Termeer is Chairman of the Board, President and CEO, Mr. Blair is a director, and Dr. Smith and Mr. Geraghty are officers. In connection with our initial public offering in July 1993, we entered into several agreements with Genzyme as summarized below. In 1999, we paid Genzyme an aggregate of $2.2 million under the research and development agreement and the services agreement and the lease agreement described below.

    EQUITY POSITION. Genzyme is our largest single stockholder, currently holding 8,476,386 shares of our common stock, which represents approximately 31% of our outstanding common stock. In November 1999, we issued in a private placement $6.6 million of Series B Convertible preferred stock to Genzyme, which Genzyme converted in February 2000. In connection with the issuance of Series B stock, we issued to Genzyme warrants to purchase 85,324 shares of our common stock at $6.30 per share.

    TECHNOLOGY TRANSFER AGREEMENT. Under the technology transfer agreement dated May 1, 1993, Genzyme transferred substantially all of its transgenic assets and liabilities to us, assigned its relevant contracts and licensed to us technology owned or controlled by Genzyme in the field of production of recombinant proteins in the milk of transgenic animals and the purification of proteins produced in that manner. The license is worldwide and royalty-free as to Genzyme, although we are obligated to Genzyme's licensors for any royalties due them. As long as Genzyme owns less than 50% of GTC, Genzyme may use the transferred technology, or any other technology it subsequently acquires relating to the field, without any royalty obligation to us.

    R&D AGREEMENT. Under a research and development agreement dated May 1, 1993, we agreed with Genzyme to provide research and development services to the other relating in our case, to transgenic production of recombinant proteins and, in Genzyme's case, to the purification of those proteins. We each receive payments from the other equal to each of our fully allocated cost of the services, which cannot be less than 80% of the annual budgets established by both of us under the agreement, plus, in most cases on a month-to-month basis, a fee equal to 10% of those costs. The original term of the agreement expired December 31, 1998. We are continuing under this agreement on a month-to-month basis.

    SERVICES AGREEMENT. Under a services agreement between us and Genzyme, we pay Genzyme a fixed monthly fee for basic laboratory and administrative support services. The monthly fee is adjusted annually based on the services to be provided and changes in Genzyme's cost of providing the services. The agreement is self-renewing annually and may be terminated upon 90 days notice by either party.

    ATIII LLC. In January 1998, we entered into a collaboration agreement with Genzyme for the development of transgenic ATIII forming the ATIII LLC joint venture. Under this agreement, Genzyme will fund 70% of the development costs of transgenic ATIII up to a maximum of $33 million, excluding facility costs. We will fund the remaining 30% of costs. Development costs in excess of these amounts will be funded by us equally. Genzyme and GTC will also make capital contributions to ATIII LLC sufficient to pay 50% each of all new facility costs to be incurred. In addition to the funding, both of us will contribute manufacturing, marketing and other resources to ATIII LLC at cost. Genzyme and GTC each own 50% of the venture although Genzyme is obligated to make the milestone payments to us of $12,500,000 if and when transgenic ATIII has been approved by the Food and Drug Administration and certain sales levels have been reached. Profits and losses are shared according to ownership percentages. The agreement covers all territories other than Asia.

    CONVERTIBLE DEBT AGREEMENT. Under the Amended and Restated Convertible Debt Agreement dated December 28, 1998, Genzyme agreed to provide a revolving line of credit to us in the amount of $8.3 million. The credit line was reduced to $6.3 million in 1999 and was terminated in February 2000 in connection with the completion of a secondary public offering of our of common stock.

    CREDIT LINE GUARANTY, TERM LOAN GUARANTY, AND LIEN. Genzyme guarantees a credit line and term loan we have with a commercial bank up to $24.6 million expiring in December 2001. We have agreed to reimburse Genzyme for any liability it may incur under the guaranty and have granted Genzyme a first lien on all our assets to secure this obligation. In return for Genzyme's guaranty, we issued ten-year warrants to purchase 145,000 and 288,000 shares of our common stock at prices per share of $2.84 and $4.875, respectively.

    LEASE. We lease a portion of Genzyme's facilities in Framingham, Massachusetts for which we paid Genzyme $137,400 under the lease in 1999.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on our common stock from the period beginning December 30, 1994 to January 2, 2000, with the cumulative total return of the S&P 500 Composite Index and the Nasdaq Pharmaceutical Index. Through 1999, we compared the cumulative total shareholder return on our common stock with the cumulative total return of the PricewaterhouseCoopers Biotech Index, for which data is no longer available. Accordingly, we have replaced the industry index used in our stock performance graph with the Nasdaq Pharmaceutical Index. The Nasdaq Pharmaceutical Index is comprised of pharmaceutical and biotechnology companies within SIC Code 283 whose securities are traded on the Nasdaq National Market. We believe the Nasdaq Pharmaceutical Index is representative of peer biotechnology companies. As required by the rules of the SEC, the graph below contains both the PricewaterhouseCoopers Index through 1999, the last year for which data was available and the Nasdaq Pharmaceutical Index.

    This graph assumes an initial investment of $100 on December 30, 1994 in our common stock, the S&P 500 Composite Index, the PricewaterhouseCoopers Biotech Index, and the Nasdaq Pharmaceutical Index with all dividends, if any, being reinvested. The total stockholder return is measured by dividing the share price change of the respective securities plus dividends, if any, for each fiscal year shown by the share price at the end of the particular fiscal year.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
                     AMONG GENZYME TRANSGENICS CORPORATION,
          THE S&P 500 COMPOSITE INDEX, THE NASDAQ PHARMACEUTICAL INDEX
                 AND THE PRICEWATERHOUSECOOPERS BIOTECH INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      12/31/94  12/29/95  12/31/96  12/31/97  1/3/99  1/2/00
Genzyme Transgenics Corporation         100.00    218.75    306.25    481.25  281.25  631.25
NASDAQ Pharmaceutical Index             100.00    184.48    183.98    189.98  214.68  451.62
PricewaterhouseCoopers Biotech Index    100.00    137.58    169.17    225.61  290.09  351.13
S&P 500 Composite Index                 100.00    189.92    218.28    241.09  364.21

         PROPOSAL 2: AMENDMENT TO OUR RESTATED ARTICLES OF ORGANIZATION

    Our board of directors has adopted an amendment, subject to shareholder approval, to Article III of our Restated Articles of Organization to increase the number of shares of common stock we are authorized to issue from 40,000,000 to 100,000,000 shares. The board of directors believes that increasing the number authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance. As of April 3, 2000 we had 28,359,719 shares of common stock outstanding. An additional 900,000 shares were reserved under our Employee Stock Purchase Plan, 200,000 shares under our Director Plan, and 3,390,000 shares under our Equity Plan, of which options to purchase 2,420,725 shares had been issued. There were also 992,324 shares subject to outstanding common stock purchase warrants. In addition, we are asking the stockholders to approve increases of 750,000 shares for issuance under the Equity Incentive Plan and 400,000 shares for issuance under the 1993 Employee Stock Purchase Plan. We only have 8,423,586 shares of common stock available for future use without increasing the number of authorized shares.

    If the stockholders approve this increase, we would be able to issue stock for any valid corporate purpose that the board may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of common stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining stockholder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction.

    While our board of directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting is required to approve the proposed amendment to our charter. Abstentions and broker non-votes will be treated as a vote against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PROPOSAL 3: AMENDMENT TO OUR 1993 EQUITY INCENTIVE PLAN

GENERAL

    The Equity Incentive Plan was adopted by the board of directors in May 1993 and approved by Genzyme as the sole stockholder of GTC in June 1993. The Equity Plan enables us to offer competitive compensation to attract and retain key employees and consultants of GTC and its affiliates.

    Stock options granted under the Equity Plan are a significant element of our compensation package, as they are in the biotechnology industry generally. In 1999 for example, we granted options to approximately 84% of our employees. Competition for top scientists, researchers, sales personnel and other skilled employees has become more intense as biotechnology companies proliferate at a rapid pace. Our board of directors strongly believes that, in this highly competitive environment, we need to provide meaningful stock option grants to retain and motivate key employees. The board considers our ongoing program of granting stock options broadly across the employee base to be very important to our ability to compete for top talent and a significant incentive to promote our success and, therefore, in the best interests of our stockholders. Equity incentives are equally common and important among our competitors and throughout the biotechnology industry. Therefore, we continue to consider it crucial that we have in place appropriate arrangements for granting equity compensation.

PROPOSED AMENDMENT TO THE EQUITY PLAN

    Since 1993 an aggregate of 3,390,000 shares of common stock have been reserved for issuance under the Equity Plan, subject to adjustment for stock splits and similar capital changes. As of April 3, 2000, 673 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 3,696,460 shares of common stock had been granted, excluding the options we assumed from TSI Corporation. Of the aggregate options granted to date, options to purchase 585,791 shares have been cancelled, options to purchase 870,994 have been exercised and options to purchase 2,239,725 shares remain outstanding, leaving only 279,331 shares available for new awards under the Equity Plan. In order to ensure that a sufficient number of shares are available for awards in the future, the board of directors has voted, subject to stockholder approval, to increase the number of shares issuable under the plan by 750,000 shares. The closing price of our common stock on April 3, 2000, as reported by the Nasdaq was $17.00.

PRINCIPAL TERMS OF THE EQUITY PLAN

    The Equity Plan permits us to grant awards to our employees and consultants and those of our affiliates, including incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. We have not granted stock appreciation rights or other rights to acquire our stock other than stock options. In addition, we may grant options under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan. In October 1994, for example, we granted options to purchase an aggregate of 224,350 of our common stock in connection with our acquisition of TSI where we assumed the outstanding options to purchase shares of TSI common stock.

    The Equity Plan is administered by the Compensation Committee of the board of directors. awards under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which options become exercisable. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to employees who are not executive officers of GTC subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

    Although the Compensation Committee has discretion in granting awards, the exercise price of any incentive stock option ("ISO") may not be less than 100% of the fair market value of our common stock on the date of the grant. Nonstatutory options also are generally granted at fair market value. The term of any ISO granted under the Equity Plan may not exceed ten years, and no ISO may be granted under the Equity Plan more than ten years from the Equity Plan's adoption. The options we have granted generally are subject to forfeiture restrictions that lapse over time during the participant's employment. When a participant's employment is terminated, vested options are generally cancelled if not exercised within a specified time. The aggregate number of shares we may issue under the Equity Plan, as well as those subject to outstanding awards, is subject to appropriate adjustment in the event of a stock split or other recapitalization. An option holder may not transfer an ISO granted under the Equity Plan other than by will or the laws of descent and distribution. Other awards are transferable to the extent provided by the Compensation Committee.

    The Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to our employees, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of incentive stock options at fair market value on the date of grant. The Compensation Committee has delegated to the President the power to make awards under the Equity Plan, in amounts consistent with the guidelines, to employees that are not subject to
Section 16 of the Exchange Act. The Compensation Committee may change the guidelines at any time.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option or ISO under the Equity Plan. If an optionee does not dispose of shares received upon exercise of an ISO for at least:

    - two years from the date of grant, and

    - one year from the date of exercise,

    then upon sale of the shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. We may not take a deduction for Federal income tax purposes. The exercise of an ISO gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

    If the optionee disposes shares of common stock acquired upon the exercise of an ISO before the end of the one and two-year periods described above (a "disqualifying disposition") then the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to deduct that amount. Any further gain realized by the optionee would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NONSTATUTORY STOCK OPTIONS. An optionee does not realize income at the time a nonstatutory option is granted. Upon exercise of the nonstatutory option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for us.

    An optionee who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In this case, the optionee may be subject to an excise tax and we may be denied a tax deduction.

VOTE REQUIRED

    The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         PROPOSAL 4: AMENDMENT TO OUR 1993 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the board of directors in May 1993 and approved by Genzyme as the sole stockholder of GTC in June 1993. The Purchase Plan provides our full-time employees the opportunity to purchase shares of our common stock by automatic payroll deduction on favorable terms. Like the Equity Plan, the Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in GTC and provides an incentive for them to achieve long-range performance goals.

PROPOSED AMENDMENT TO THE PURCHASE PLAN

    Since 1993, an aggregate of 900,000 shares of common stock have been reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. As of April 3, 2000, 673 employees were eligible to participate in the Purchase Plan and 870,921 shares had been purchased under the plan. The closing price of our common stock on April 3, 2000, as reported by the Nasdaq, was $17.00. Our board of directors strongly believes that the ongoing program of allowing employees to purchase stock under the Purchase Plan is very important to our ability to compete for top talent. To ensure that a sufficient number of shares are available for issuance to eligible employees, the board of directors has voted, subject to the approval of the stockholders, to increase the aggregate number of shares issuable under the Purchase Plan by 400,000 shares.

PRINCIPAL TERMS OF THE PURCHASE PLAN

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Our board of directors, at its discretion, grants rights to purchase shares of common stock under the Purchase Plan. An administrator of the Purchase Plan, determines the frequency and duration of individual offerings under the plan and the date(s) when stock may be purchased. All full-time employees of GTC or any subsidiary designated by the board of directors, are eligible to participate in the Purchase Plan. The Purchase Plan may be amended or terminated at any time by the board of directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the plan would require stockholder approval. The Purchase Plan terminates on May 1, 2003.

    Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering is 85% of the lower of the fair market value of common stock on the first day of an offering period, or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the board of directors.

    In accordance with Section 423 of the Internal Revenue Code, an employee's purchases in any calendar year are limited to the lesser of $25,000 worth of stock, determined by the fair market value of the common stock at the time the offering begins, or 15% of the employee's annual rate of compensation (or such lesser percentage as the board of directors may fix). In addition, an employee may not subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of our stock, including stock which may be purchased through subscriptions under the Purchase Plan or any other plans.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

    A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchase under the plan for at least:

    - two years from the offering commencement date, and

    - one year from the purchase date,

then upon sale of the shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain, and any loss sustained taxed as long-term capital loss. No deduction will be allowed to us for Federal income tax purposes. However, if the participant sells the shares before either of the prescribed periods, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

    If the participant dies at any time while owning shares purchased under the Purchase Plan, then 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

    If a participant disposed shares of common stock purchased under the Purchase Plan before the expiration of the one or two-year holding periods described above, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and we are entitled to deduct this amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction for us.

VOTE REQUIRED

    The affirmative vote by the holders of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve the amendment to the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              CERTAIN TRANSACTIONS

    Messrs. Blair, Geraghty, Termeer and Tuck and Dr. Smith are directors and/or executive officers of Dyax and/or Genzyme. We are involved in various financial and business transactions with Dyax and Genzyme. See "Compensation Committee Interlocks and Insider Participation."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors, executive officers and persons owning more than 10% of our registered equity securities, to file with the SEC reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of all
Section 16(a) reports they file.

    To our knowledge, based solely on our review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 2, 2000, we believe that during the 1999 fiscal year, our directors, officers, and 10% stockholders complied with all Section 16(a) filing requirements, except that one report of one transaction by Mr. Glick was filed late.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP, independent accountants, has examined our financial statements for the year ended January 2, 2000. The board of directors has appointed PricewaterhouseCoopers to serve as our auditors for our fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    Assuming the 2001 annual meeting is not more than 30 days before or 30 days after May 24, 2001, if you wish to bring business before or propose director nominations at the 2001 annual meeting, you must give written notice to GTC by March 12, 2001 (the date 75 days before the anniversary of the 2000 annual meeting).

    If you intend to bring such a proposal or nomination at the 2001 annual meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to GTC of such proposal or nomination prior to December 23, 2000.

    Notices of stockholder proposals and nominations shall be given in writing to Sandra N. Lehrman, President, Genzyme Transgenics Corporation, 175 Crossing Boulevard, Framingham, Massachusetts 01701.

                                    APPENDIX

PROPOSED 1993 EQUITY INCENTIVE PLAN

                         GENZYME TRANSGENICS CORPORATION

                           1993 EQUITY INCENTIVE PLAN

Section 1.  PURPOSE

         The purpose of the Genzyme Transgenics Corporation 1993 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  DEFINITIONS

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means either any one of one or more committees of the Board appointed by the Board to administer the Plan, the members of which are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision (the "Rule") to the extent necessary to comply with the Rule.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means Genzyme Transgenics Corporation.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, designated Beneficiary shall mean the Participant's estate.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

Section 4.  ELIGIBILITY

         All employees, and in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  STOCK AVAILABLE FOR AWARDS

       (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 4,140,000(1) shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

       (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and

---------------------
(1) This number includes 224,350 shares reserved for issuance upon the exercise of outstanding options to purchase shares of common stock of TSI Corporation, which options were assumed by the Company in October 1994 in connection with the Company's acquisition of TSI Corporation.

(iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  STOCK OPTIONS

       (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder.

       (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

       (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

       (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

       (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

Section 7.  STOCK APPRECIATION RIGHTS

       (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

       (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  PERFORMANCE SHARES

       (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

       (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

       (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  RESTRICTED STOCK

       (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

       (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  STOCK UNITS

       (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

       (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  GENERAL PROVISIONS APPLICABLE TO AWARDS

       (a) LIMITATIONS ON TRANSFERABILITY. Options shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Committee may in its discretion waive such restriction in any case.

       (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

       (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

       (d) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

       (e) DIVIDENDS AND CASH AWARDS In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

       (f) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

       (g) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

       (h) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Option in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

       (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

       (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12.  MISCELLANEOUS

       (a) LIMITATION ON NUMBER OF SHARES GRANTED. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options and SARs that may be granted within any fiscal year to any one Eligible Person under the Plan shall not exceed that number of shares equal to 20% of the total number of shares reserved for issuance under the Plan, except for grants to new hires during the fiscal year of hiring which shall not exceed that number of shares equal to 30% of the total number of shares reserved for issuance under the Plan.

       (b) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

       (c) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

       (d) EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective on May 1, 1993. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

       (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

       (f) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                           ---------------------------

1. ADOPTED BY THE BOARD OF DIRECTORS ON MAY 1, 1993; APPROVED BY THE STOCKHOLDERS ON JUNE 25, 1993.

2. AMENDED BY THE BOARD OF DIRECTORS ON SEPTEMBER 24, 1993 (NO STOCKHOLDER APPROVAL REQUIRED).

3. AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 24, 1994, MARCH 17, 1995 AND APRIL 6, 1995; APPROVED BY THE STOCKHOLDERS ON MAY 19, 1995.

4. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 13, 1996; APPROVED BY THE STOCKHOLDERS ON MAY 15, 1996.

5. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1997; APPROVED BY THE STOCKHOLDERS ON MAY 28, 1997.

6. AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 4, 1998; APPROVED BY THE STOCKHOLDERS ON MAY 27, 1998.

7. AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1999; APPROVED BY THE STOCKHOLDERS ON MAY 25, 1999.

8. AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 1, 2000; APPROVED BY THE STOCKHOLDERS ON ____________, 2000.

PROPOSED 1993 EMPLOYEE STOCK PURCHASE PLAN

                         GENZYME TRANSGENICS CORPORATION

                        1993 EMPLOYEE STOCK PURCHASE PLAN

         l.  PURPOSE.

         The purpose of this 1993 Employee Stock Purchase Plan (the "Plan") is to provide employees of Genzyme Transgenics Corporation (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.  ELIGIBLE EMPLOYEES.

         Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

                  (a)  20 hours or more per week and
                  (b)  more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

         3.  OFFERING DATES.

         From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering" on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

         4.  PRICES.

         The price per share for each grant of rights hereunder shall be the lesser of:

                  (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

                  (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

         5. EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

         (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

         (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

         6.  TERM OF RIGHTS.

         The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

         7. SHARES SUBJECT TO THE PLAN.

         No more than One Million Three Hundred Thousand (1,300,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

         8.  LIMITATIONS ON GRANTS.

         (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

         (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

                  (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

         9.  LIMIT ON PARTICIPATION.

         Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

         10. CANCELLATION OF ELECTION TO PARTICIPATE.

         An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

         11.  TERMINATION OF EMPLOYMENT.

         Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

         12. EMPLOYEES' RIGHTS AS SHAREHOLDERS.

         No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

         13.  RIGHTS NOT TRANSFERABLE.

         Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

         14. AMENDMENTS TO OR DISCONTINUATION OF THE PLAN.

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

         15.  EFFECTIVE DATE AND APPROVALS.

         This Plan became effective on May 1, 1993, the date it was adopted by the Board of Directors. This Plan was approved by the shareholders of the Company on June 25, 1993.

         The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

         16.  TERM OF PLAN.

         No rights shall be granted under the Plan after May 1, 2003.

         17. ADMINISTRATION OF THE PLAN.

         The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

---------------------

1. ADOPTED BY THE BOARD OF DIRECTORS ON MAY 1, 1993; APPROVED BY THE STOCKHOLDERS ON JUNE 25, 1993.

2. AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 7, 1995; APPROVED BY THE STOCKHOLDERS ON MAY 19, 1995.

3. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1997; APPROVED BY THE STOCKHOLDERS ON MAY 28, 1997.

4. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 1, 2000; APPROVED BY THE STOCKHOLDERS ON __________, 2000.

                               FORM OF PROXY CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2000

                         GENZYME TRANSGENICS CORPORATION

         The undersigned stockholder of Genzyme Transgenics Corporation (the "Company") hereby appoints Sandra Nusinoff Lehrman, John B. Green and Lynnette
C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

             PLEASE SIGN AND MAIL THIS PROXY TODAY      Mark here for       |_|
     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)      Address
                                                        Change
                                                        and Note on
                                                        Reverse

                          (REVERSE SIDE OF PROXY CARD)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                         GENZYME TRANSGENICS CORPORATION

                                  May 24, 2000

A |X| Please mark your votes as in this example

                                                         WITHHELD
                                       FOR               from
                                       the nominee       the nominee

1.  Proposal to                        |_|                    |_|
    elect one
    director.                                  Nominee: Sandra Nusinoff Lehrman

(INSTRUCTIONS: To withhold authority to vote for any person, strike a line through the nominee's name.)

                                                     FOR   AGAINST   ABSTAIN

2.       Proposal to amend the Restated
         Articles of Organization to increase        |_|       |_|     |_|
         the number of authorized shares of
         common stock from 40,000,000 to
         100,000,000 shares.

                                                     FOR   AGAINST   ABSTAIN

3.       Proposal to amend the 1993
         Equity Incentive Plan to                    |_|       |_|     |_|
         increase the number of shares of
         common stock covered by the
         plan by 750,000 shares

                                                     FOR   AGAINST   ABSTAIN

4.       Proposal to amend the 1993
         Employee Stock Purchase Plan                 |_|      |_|     |_|
         to increase the number of shares
         of common stock covered by the
         plan by 400,000 shares.

----------------------  -------------  -----------------------------  ----------
SIGNATURE                    DATE:     SIGNATURE (IF HELD JOINTLY)      DATE:

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.